Exhibit 10.115

GUARANTY AGREEMENT

This Guaranty Agreement (this “Guaranty”) is made as of September 9, 2005, by Kennedy-Wilson, Inc., a Delaware corporation (singly or collectively, “Guarantor”), in favor of Bank of America, N.A., a national banking association, as agent for Lenders as that term is defined below (in such capacity, “Administrative Agent”) and each of the Lenders.

PRELIMINARY STATEMENTS

Administrative Agent and certain other lenders from time to time (each a “Lender” and collectively, “Lenders”) and KW Alameda LLC, a Delaware limited liability company (“Borrower”), have entered into, are entering into concurrently herewith, or contemplate entering into, that certain Construction Loan Agreement of even date herewith (herein called, as it may hereafter be modified, supplemented, restated, extended, or renewed and in effect from time to time, the “Loan Agreement”), which Loan Agreement sets forth the terms and conditions of a loan (the “Loan”) to Borrower for the construction of the Improvements on, and with respect to, land located in Alameda, California, as more particularly described in the Loan Agreement and identified therein as the “Land.”

A condition precedent to Lenders’ obligation to make the Loan to Borrower is Guarantor’s execution and delivery to Administrative Agent of this Guaranty.

The Loan is, or will be, evidenced by those certain Deed of Trust Notes of even date with the Loan Agreement, executed by Borrower and payable to the order of Lenders in the aggregate original face principal amount of Eighty-Seven Million and No/100 Dollars ($87,000,000) (such notes, as they may hereafter be renewed, extended, supplemented, increased or modified and in effect from time to time, and all other notes given in substitution therefor, or in modification, renewal, or extension thereof, in whole or in part, are herein called the “Note”).

Borrower and Bank of America, N.A. as Lender or an affiliate thereof (collectively, “Swap Bank”) may from time to time enter into an interest rate swap agreement, International Swaps and Derivatives Association, Inc. (ISDA) Master Agreement or other similar agreement or arrangement to hedge the risk of variable interest rate volatility or fluctuations of interest rates (any such agreement or arrangement as it may hereafter be renewed, extended, supplemented, increased or modified and in effect from time to time is herein called an “Interest Rate Protection Agreement”).

Any capitalized term used and not defined in this Guaranty shall have the meaning given to such term in the Loan Agreement.  This Guaranty is one of the Loan Documents described in the Loan Agreement.

STATEMENT OF AGREEMENTS

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and as a material inducement to Administrative Agent and Lenders to extend credit to Borrower, Guarantor hereby guarantees to Administrative Agent and Lenders the prompt and full payment and performance of the indebtedness and obligations described below in this Guaranty (collectively called the “Guaranteed Obligations”), this Guaranty being upon the following terms and conditions:

1.                                       Guarantees.

(a)                                  Guaranty of Payment.

(i)                                     Guarantor hereby jointly and severally, unconditionally and irrevocably guarantees to Administrative Agent and Lenders the punctual payment when due, whether by lapse of time, by acceleration of maturity, or otherwise, of all principal, interest (including interest accruing after the commencement of any bankruptcy or insolvency proceeding by or against Borrower, whether or not allowed in such proceeding), fees, late charges, prepayment fees, costs, expenses, required Borrower’s Deposits, advances made before recording of the Deed of Trust (if any), and other sums of money now or hereafter due and owing, or which Borrower is obligated to pay, pursuant to (a) the terms of the Note, the Loan Agreement, the Deed of Trust, the Environmental Agreement, any application, agreement, note or other document executed and delivered in connection with any Letter of Credit, any set aside letters, any Interest Rate Protection Agreement or any other Loan Documents, including any indemnifications contained in the Loan Documents, now or hereafter existing, and (b) all renewals, extensions, refinancings, modifications, supplements or amendments of such indebtedness, or any of the Loan Documents, or any part thereof (the indebtedness described in clauses (a) and (b) above in this Section 1 is herein collectively called the “Indebtedness”).  This Guaranty covers the Indebtedness, whether presently outstanding or arising subsequent to the date hereof, including all amounts advanced by Administrative Agent or Lenders in stages or installments.  The guaranty of Guarantor as set forth in this Section 1 is a continuing guaranty of payment and not a guaranty of collection.

(ii)                                  Notwithstanding the foregoing, Guarantor’s obligations hereunder for repayment of the principal owing under the Loan shall in no event exceed Ten Million and No/100 Dollars ($10,000,000) (the “Guaranteed Principal Amount”) plus interest accrued and unpaid on the entire Indebtedness from the date the same is due until paid in full, together with all costs, expenses and attorneys’ fees incurred by Administrative Agent or Lenders.  Guarantor’s obligations shall not be affected, impaired, lessened or released by loans, credits or other financial accommodations now existing or hereafter advanced by Administrative Agent or Lenders to Borrower in excess of the Guaranteed Principal Amount.  In no event shall the Guaranteed Principal Amount be reduced as a result of (i) Borrower’s payment of the Guaranteed Obligations, or (ii) Administrative Agent’s foreclosure (or any credit bid in connection with any such foreclosure) or acceptance of a deed in lieu of foreclosure for the benefit of Lenders with respect to any collateral securing the Indebtedness.  The agreement of Administrative Agent and Lenders to the foregoing limitation on Guarantor’s liability shall in no way be deemed to limit or restrict the right of Administrative Agent or Lenders to apply any sums paid by Guarantor to any portion of the Loan.

(b)                                 Guaranty of Performance.  Guarantor also hereby unconditionally and irrevocably guarantees to Lender the timely performance of all other Obligations under all of the Loan Documents, including, without limiting the generality of the foregoing:

(i)                                     that the repair, rehabilitation and construction of the Improvements will be completed in accordance with the Plans and other requirements of the Loan Agreement;

(ii)                                  that Borrower will make all deposits required under the terms of the Loan Agreement and the other Loan Documents, as and when required;

(iii)                               that Borrower will promptly pay in full and discharge all taxes, assessments and other charges or levies imposed upon or against or with respect to the Property or the ownership, use, occupancy or enjoyment of any portion thereof, or any utility service thereto, as the same become due and payable, including all real estate taxes assessed against the Property or any part thereof;

(iv)                              that Borrower will pay, at or before the times required by the Loan Documents, the premiums on all policies of insurance required to be maintained under the terms of the Loan Documents; and

(v)                                 that Borrower will duly and punctually perform and observe all other terms, covenants and conditions of the Note, the Loan Agreement, the Deed of Trust, the Environmental Agreement, any Interest Rate Protection Agreement and all other Loan Documents.

Upon demand by Lender following the occurrence of an Event of Default, Guarantor will cause all work to the Improvements to be completed in accordance with the Plans and other requirements of the Loan Agreement and will pay all bills in connection therewith.  The liability and obligations under this Section 1(b) shall not be limited or restricted by the existence of, or any terms of, the guaranty of payment under Section 1(a).

2.                                       Absolute, Irrevocable and Unconditional Guaranty.

(a)                                  This Guaranty is an absolute, irrevocable and unconditional guaranty of payment and performance.  This Guaranty shall be effective as a waiver of, and Guarantor hereby expressly waives, any and all rights to which Guarantor may otherwise have been entitled under any suretyship laws in effect from time to time, including any right or privilege, whether existing under statute, at law or in equity, to require Administrative Agent or Lenders to take prior recourse or proceedings against any collateral, security or Person (hereinafter defined) whatsoever.

(b)                                 As used herein, the term “Event of Default” means the occurrence of one or more of the following events, individually or collectively:

(i)                                     default by Borrower in payment or performance of the Guaranteed Obligations, or any part thereof, when such indebtedness or performance becomes due, either by its terms or as the result of the exercise of any power to accelerate;

(ii)                                  the failure of Guarantor to perform completely and satisfactorily the covenants, terms and conditions of any of the Guaranteed Obligations;

(iii)                               the death, dissolution or insolvency of Guarantor, or the appointment of a conservator for Guarantor, and such Guarantor is not replaced with another

Guarantor satisfactory to Administrative Agent within forty- five (45) days after the occurrence of such event;

(iv)                              the inability of Guarantor to pay debts as they mature;

(v)                                 an assignment by Guarantor for the benefit of creditors;

(vi)                              the institution of any proceeding by or against Guarantor in bankruptcy or for a reorganization or an arrangement with creditors, or for the appointment of a receiver, trustee or custodian for any of them or for any of their respective properties;

(vii)                           the determination by Administrative Agent in good faith that a material adverse change has occurred in the financial condition of Guarantor;

(viii)                        the entry of a judgment against Guarantor;

(ix)                                the issuance of a writ or order of attachment, levy or garnishment against Guarantor;

(x)                                   the falsity in any material respect of, or any material omission in, any representation made to Administrative Agent or any Lender by Guarantor; and/or

(xi)                                any transfer of assets of any Guarantor, without the prior consent of Administrative Agent (except for transfers of assets for estate planning purposes valued at less than $50,000 per year per Guarantor, customary political and charitable contributions, and transfers for which Guarantor receives consideration substantially equivalent to the fair market value of the transferred asset).

(c)                                  Upon the occurrence of any Event of Default, the Guaranteed Obligations, for purposes of this Guaranty, shall be deemed immediately due and payable at the election of Administrative Agent, and Guarantor shall, on demand and without presentment, protest, notice of protest, further notice of nonpayment or of dishonor, default or nonperformance, or notice of acceleration or of intent to accelerate, or any other notice whatsoever, without any notice having been given to Guarantor prior to such demand of the acceptance by Administrative Agent and Lenders of this Guaranty, and without any notice having been given to Guarantor prior to such demand of the creating or incurring of such indebtedness, all such notices being hereby waived by Guarantor, pay the amount due to Administrative Agent and Lenders, and pay all damages and all costs and expenses that may arise in consequence of such Event of Default (including all attorneys’ fees and expenses, investigation costs, court costs, and any and all other costs and expenses incurred by Administrative Agent or Lenders in connection with the collection and enforcement of the Note or any other Loan Document), whether or not suit is filed thereon, or whether at maturity or by acceleration, or whether before or after maturity, or whether in connection with bankruptcy, insolvency or appeal.  It shall not be necessary for Administrative Agent or Lenders, in order to enforce such payment by Guarantor, first to institute judicial or non-judicial foreclosure or pursue or exhaust any rights or remedies against Borrower or others liable on such indebtedness, or to enforce any rights against any security that shall ever have been given to secure such indebtedness, or to join Borrower or any others liable for the payment of the Guaranteed Obligations or any part thereof in any action or proceeding to enforce this Guaranty, or to resort to any other means of obtaining payment or performance of the

Guaranteed Obligations; provided, however, that nothing herein contained shall prevent Administrative Agent or Lenders from judicially or non-judicially foreclosing the Deed of Trust or from exercising any other rights or remedies under the Loan Documents, and if such foreclosure or other right or remedy is availed of, only the net proceeds therefrom, after deduction of all charges and expenses of every kind and nature whatsoever, shall be applied in reduction of the amount due on the Note and Deed of Trust, and neither Administrative Agent nor Lenders shall be required to institute or prosecute proceedings to recover any deficiency as a condition of payment hereunder or enforcement hereof.  At any sale of the Property or other collateral given for the Indebtedness or any part thereof, whether by foreclosure or otherwise, Administrative Agent or any Lender may at its discretion purchase all or any part of the Property or collateral so sold or offered for sale for its own account and may, in payment of the amount bid therefor, deduct such amount from the balance due it pursuant to the terms of the Note, Deed of Trust and other Loan Documents.  Collection action may be taken or demand may be made against Borrower or against all parties who have signed this Guaranty or any other guaranty covering all or any part of the Guaranteed Obligations, or against any one or more of them, separately or together, without impairing the rights of Administrative Agent or Lenders against any party hereto.

3.                                       Certain Agreements and Waivers by Guarantor.

(a)                                  Guarantor hereby agrees that neither the rights or remedies of Administrative Agent or Lenders nor Guarantor’s obligations under the terms of this Guaranty shall be released, diminished, impaired, reduced or affected by any one or more of the following events, actions, facts, or circumstances, and the liability of Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

(i)                                     any limitation of liability or recourse in any other Loan Document or arising under any law;

(ii)                                  any and all applicable statutes of limitations, all of which Guarantor hereby waives to the fullest extent permitted by law as a defense to any action or proceeding that may be brought by Administrative Agent or Lenders against Guarantor;

(iii)                               any claim or defense that this Guaranty was made without consideration or is not supported by adequate consideration;

(iv)                              the taking or accepting of any other security or guaranty for, or right of recourse with respect to, any or all of the Guaranteed Obligations;

(v)                                 any homestead exemption or any other exemption under applicable law;

(vi)                              any release, surrender, abandonment, exchange, alteration, sale or other disposition, subordination, deterioration, waste, failure to protect or preserve, impairment, or loss of, or any failure to create or perfect any lien or security interest with respect to, or any other dealings with, any collateral or security at any time existing or purported, believed or expected to exist in connection with any or all of the Guaranteed Obligations, including any impairment of Guarantor’s recourse against any Person or collateral;

(vii)                           whether express or by operation of law, any partial release of the liability of Guarantor hereunder, or if one or more other guaranties are now or hereafter obtained by Administrative Agent or Lenders covering all or any part of the Guaranteed Obligations, any complete or partial release of any one or more of such guarantors under any such other guaranty, or any complete or partial release of Borrower or any other party liable, directly or indirectly, for the payment or performance of any or all of the Guaranteed Obligations;

(viii)                        the death of Borrower or the appointment of a conservator for Borrower;

(ix)                                the insolvency, bankruptcy, dissolution, liquidation, termination, receivership, reorganization, merger, consolidation, change of form, structure or ownership, sale of all assets, or lack of corporate, partnership or other power of Borrower or any other party at any time liable for the payment of any or all of the Guaranteed Obligations;

(x)                                   either with or without notice to or consent of Guarantor:  any renewal, extension, modification, supplement, subordination or rearrangement of the terms of any or all of the Guaranteed Obligations and/or any of the Loan Documents, including material alterations of the terms of payment (including changes in maturity date(s) and interest rate(s)) or any other terms thereof, or any waiver, termination, or release of, or consent to depart from, any of the Loan Documents or any other guaranty of any or all of the Guaranteed Obligations, or any adjustment, indulgence, forbearance, or compromise that may be granted from time to time by Administrative Agent or Lenders to Borrower, Guarantor, and/or any other Person at any time liable for the payment or performance of any or all of the Guaranteed Obligations;

(xi)                                any neglect, lack of diligence, delay, omission, failure, or refusal of Administrative Agent or Lenders to take or prosecute (or in taking or prosecuting) any action for the collection or enforcement of any of the Guaranteed Obligations, or to foreclose or take or prosecute any action to foreclose (or in foreclosing or taking or prosecuting any action to foreclose) upon any security therefor, or to exercise (or in exercising) any other right or power with respect to any security therefor, or to take or prosecute (or in taking or prosecuting) any action in connection with any Loan Document, or any failure to sell or otherwise dispose of in a commercially reasonable manner any collateral securing any or all of the Guaranteed Obligations;

(xii)                             any failure of Administrative Agent or Lenders to notify Guarantor of any creation, renewal, extension, rearrangement, modification, supplement, subordination, or assignment of the Guaranteed Obligations or any part thereof, or of any Loan Document, or of any release of or change in any security, or of any other action taken or refrained from being taken by Administrative Agent or Lenders against Borrower or any security or other recourse, or of any new agreement between or among Administrative Agent and/or Lenders and Borrower, it being understood that neither Administrative Agent nor any Lender shall be required to give Guarantor any notice of any kind under any circumstances with respect to or in connection with the Guaranteed Obligations, any and all rights to notice Guarantor may have otherwise had being hereby waived by Guarantor, and Guarantor shall be responsible for obtaining for itself information regarding Borrower, including any changes in the business or financial condition of Borrower, and Guarantor acknowledges and agrees that Administrative Agent and Lenders shall have no duty to notify Guarantor of any information which Administrative Agent or Lenders may have concerning Borrower;

(xiii)                          whether for any reason Administrative Agent or any Lender is required to refund any payment by Borrower to any other party liable for the payment or performance of any or all of the Guaranteed Obligations, or to pay the amount thereof to someone else;

(xiv)                         the making of advances by Administrative Agent or Lenders to protect their interest in the Property, to preserve the value of the Property or to facilitate performance of any term or covenant contained in any of the Loan Documents;

(xv)                            the existence of any claim, counterclaim, set-off or other right that Guarantor may at any time have against Borrower, Administrative Agent or any Lender, or any other Person, whether or not arising in connection with this Guaranty, the Note, the Loan Agreement, or any other Loan Document;

(xvi)                         the unenforceability of all or any part of the Guaranteed Obligations against Borrower, whether because the Guaranteed Obligations exceed the amount permitted by law or violate any usury law, or because the act of creating the Guaranteed Obligations, or any part thereof, is ultra vires, or because the officers or Persons creating the Guaranteed Obligations acted outside the scope of their authority, or because of a lack of validity or enforceability of or defect or deficiency in any of the Loan Documents, or because Borrower has any valid defense, claim or offset with respect thereto, or because Borrower’s obligation ceases to exist by operation of law, or because of any other reason or circumstance, it being agreed that Guarantor shall remain liable on this Guaranty regardless of whether Borrower or any other Person be found not liable for the Guaranteed Obligations, or any part thereof, for any reason (and regardless of any joinder of Borrower or any other party in any action to obtain payment or performance of any or all of the Guaranteed Obligations);

(xvii)                      any order, ruling or plan of reorganization emanating from proceedings under Title 11 of the United States Code with respect to Borrower or any other Person, including any extension, reduction, composition, or other alteration of the Guaranteed Obligations, whether or not consented to by Administrative Agent or any Lender; or

(xviii)                   any early termination of any of the Guaranteed Obligations;

(xix)                           Administrative Agent’s enforcement or forbearance from enforcement of the Guaranteed Obligations on a net or gross basis;

(xx)                              any invalidity, irregularity or unenforceability in whole or in part (including with respect to any netting provision) of any Interest Rate Protection Agreement or any confirmation, instrument or agreement required thereunder or related thereto, or any transaction entered into thereunder, or any limitation on the liability of Borrower thereunder or any limitation on the method or terms of payment thereunder which may now or hereafter be caused or imposed in any manner whatsoever; or

(xxi)                           any other condition, event, omission, action or inaction that would in the absence of this Section 3(a) result in the release or discharge of Guarantor from the performance or observance of any obligation, covenant or agreement contained in this Guaranty or any other agreement.

(b)                                 In the event any payment by Borrower or any other Person to Administrative Agent or any Lender is held to constitute a preference, fraudulent transfer or other voidable payment under any bankruptcy, insolvency or similar law, or if for any other reason Administrative Agent or any Lender is required to refund such payment or pay the amount thereof to any other party, such payment by Borrower or any other party to Administrative Agent or such Lender shall not constitute a release of Guarantor from any liability hereunder, and this Guaranty shall continue to be effective or shall be reinstated (notwithstanding any prior release, surrender or discharge by Administrative Agent or any Lender of this Guaranty or of Guarantor), as the case may be, with respect to, and this Guaranty shall apply to, any and all amounts so refunded by Administrative Agent or any Lender or paid by Administrative Agent or any Lender to another Person (which amounts shall constitute part of the Guaranteed Obligations), and any interest paid by Administrative Agent or any Lender and any attorneys’ fees, costs and expenses paid or incurred by Administrative Agent or any Lender in connection with any such event.  It is the intent of Guarantor, Administrative Agent and Lenders that the obligations and liabilities of Guarantor hereunder are absolute and unconditional under any and all circumstances and that until the Guaranteed Obligations are fully and finally paid, and not subject to refund or disgorgement, the obligations and liabilities of Guarantor hereunder shall not be discharged or released, in whole or in part, by any act or occurrence that might, but for the provisions of this Guaranty, be deemed a legal or equitable discharge or release of a guarantor.  Administrative Agent shall be entitled to continue to hold this Guaranty in its possession for the benefit of Lenders for a period of one year from the date the Guaranteed Obligations are paid in full and for so long thereafter as may be necessary to enforce any obligation of Guarantor hereunder and/or to exercise any right or remedy of Administrative Agent or Lenders hereunder.

(c)                                  If acceleration of the time for payment of any amount payable by Borrower under the Note, the Loan Agreement, or any other Loan Document is stayed or delayed by any law or tribunal, all such amounts shall nonetheless be payable by Guarantor on demand by Administrative Agent or Lenders.

(d)                                 Guarantor further waives:  (i) any defense to the recovery by Administrative Agent or Lenders against Guarantor of any deficiency or otherwise to the enforcement of this Guaranty or any security for this Guaranty based upon the election by Administrative Agent or Lenders of any remedy against Guarantor or Borrower, including the defense to enforcement of this Guaranty (the so-called “Gradsky” defense) which, absent this waiver, Guarantor would have by virtue of an election by Administrative Agent or Lenders to conduct a non-judicial foreclosure sale (also known as a “trustee’s sale”) of any real property security for the Indebtedness, it being understood by Guarantor that any such non-judicial foreclosure sale will destroy, by operation of California Code of Civil Procedure (“CCP”) Section 580d, all rights of any party to a deficiency judgment against Borrower and, as a consequence, will destroy all rights that Guarantor would otherwise have (including the right of subrogation, the right of reimbursement, and the right of contribution) to proceed against Borrower; (ii) any defense or benefits that may be derived from CCP Sections 580a, 580b, 580d or 726, or comparable provisions of the laws of any other jurisdiction and all other anti- deficiency and one form of action defenses under the laws of California and any other jurisdiction; and (iii) any right to a fair value hearing under CCP Section 580a, or any other similar law, to determine the size of any deficiency owing (for which Guarantor would be liable hereunder) following a non-judicial foreclosure sale.

(e)                                  Without limiting the foregoing or anything else contained in this Guaranty, Guarantor waives all rights and defenses that Guarantor may have because the Guaranteed Obligations are secured by real property.  This means, among other things:

(i)                                     That Administrative Agent or Lenders may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by Borrower; and

(ii)                                  If Administrative Agent, for the benefit of Lenders, forecloses on any real property collateral pledged by Borrower:  (A) the amount of the Guaranteed Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and (B) Administrative Agent and/or Lenders may collect from Guarantor even if Administrative Agent, by foreclosing on the real property collateral for Lenders’ benefit, has destroyed any right Guarantor may have to collect from Borrower.

This is an unconditional and irrevocable waiver of any rights and defenses that Guarantor may have because the Guaranteed Obligations are secured by real property.  These rights and defenses include, but are not limited to, any rights or defenses based upon Sections 580a, 580b, 580d, or 726 of the CCP.

(f)                                    Guarantor waives all rights and defenses arising out of an election of remedies by Administrative Agent or Lenders, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed Guarantor’s rights of subrogation and reimbursement against Borrower by operation of Section 580d of the CCP or otherwise.

(g)                                 Guarantor waives Guarantor’s rights of subrogation and reimbursement, including (i) any defenses Guarantor may have by reason of an election of remedies by Administrative Agent or Lenders, and (ii) any rights or defenses Guarantor may have by reason of protection afforded to Borrower with respect to the Guaranteed Obligations pursuant to the anti-deficiency or other laws of California limiting or discharging Borrower’s obligations, including Sections 580a, 580b, 580d or 726 of the CCP.

(h)                                 Guarantor waives any rights, defenses and benefits that may be derived from Sections 2787 to 2855, inclusive, of the California Civil Code or comparable provisions of the laws of any other jurisdiction and further waives all other suretyship defenses Guarantor would otherwise have under the laws of California or any other jurisdiction.

(i)                                     No provision or waiver in this Guaranty shall be construed as limiting the generality of any other provision or waiver contained in this Guaranty.  All of the waivers contained herein are irrevocable and unconditional and are intentionally and freely made by Guarantor.

4.                                       Subordination.  If, for any reason whatsoever, Borrower is now or hereafter becomes indebted to Guarantor:

(a)                                  such indebtedness and all interest thereon and all liens, security interests and rights now or hereafter existing with respect to property of Borrower securing such indebtedness shall, at all times, be subordinate in all respects to the Guaranteed Obligations and to all liens, security interests and rights now or hereafter existing to secure the Guaranteed Obligations;

(b)                                 Guarantor shall not be entitled to enforce or receive payment, directly or indirectly, of any such indebtedness of Borrower to Guarantor until the Guaranteed Obligations have been fully and finally paid; provided, however, that notwithstanding the foregoing, so long as no Default has occurred and is continuing, Guarantor is not prohibited from receiving (i) such reasonable management fees or reasonable salary from Borrower as Administrative Agent may find acceptable from time to time, and (ii) distributions from Borrower or the constituent members of Borrower on account of Guarantor’s equity interest in any of the foregoing;

(c)                                  Guarantor hereby assigns and grants to Administrative Agent, for the ratable benefit of Lenders, a security interest in all such indebtedness and security therefor, if any, of Borrower to Guarantor now existing or hereafter arising, including any dividends and payments pursuant to debtor relief or insolvency proceedings referred to below.  In the event of receivership, bankruptcy, reorganization, arrangement or other debtor relief or insolvency proceedings involving Borrower as debtor, Administrative Agent and Lenders shall each have the right to prove its claim in any such proceeding so as to establish its rights hereunder and shall have the right to receive directly from the receiver, trustee or other custodian (whether or not a Default shall have occurred or be continuing under any of the Loan Documents), dividends and payments that are payable upon any obligation of Borrower to Guarantor now existing or hereafter arising, and to have all benefits of any security therefor, until the Guaranteed Obligations have been fully and finally paid.  If, notwithstanding the foregoing provisions, Guarantor should receive any payment, claim or distribution that is prohibited as provided above in this Section 4, Guarantor shall immediately pay the same to Administrative Agent for the benefit of Lenders, Guarantor hereby agreeing that it shall receive the payment, claim or distribution in trust for Administrative Agent and Lenders and shall have absolutely no dominion over the same except to pay it immediately to Administrative Agent for the benefit of Lenders;

(d)                                 Guarantor shall promptly upon request of Administrative Agent from time to time execute such documents and perform such acts as Administrative Agent may require to evidence and perfect the interest, and to permit or facilitate exercise of the rights, of Administrative Agent and Lenders under this Section 4, including execution and delivery of proofs of claim, further assignments and security agreements, and delivery to Administrative Agent or Lenders of any promissory notes or other instruments evidencing indebtedness of Borrower to Guarantor.  All promissory notes, accounts receivable ledgers or other evidences, now or hereafter held by Guarantor, of obligations of Borrower to Guarantor shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under and is subject to the terms of this Guaranty.

5.                                       Other Liability of Guarantor or Borrower.  If Guarantor is or becomes liable, by endorsement or otherwise, for any indebtedness owing by Borrower to Administrative Agent or any Lender other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby, and the rights of Administrative Agent or such Lender hereunder shall be cumulative of any and all other rights that Administrative Agent or such Lender may have against Guarantor.  If Borrower is or becomes indebted to Administrative Agent or any Lender for any indebtedness other than or in excess of the Indebtedness for which Guarantor is liable under this Guaranty, any payment received or recovery realized upon such other indebtedness of Borrower to Administrative Agent or such Lender may, except to the extent paid by Guarantor on the Indebtedness or specifically required by law or agreement of Administrative Agent or such Lender to be applied to the Indebtedness, in the sole discretion of Administrative Aged or such Lender, be applied upon indebtedness of Borrower to Administrative Agent or such Lender other than the Indebtedness.  This Guaranty is independent of (and shall not be limited by) any other guaranty now existing or hereafter given.  Further, Guarantor’s liability under this Guaranty is in addition to any and all other liability Guarantor may have in any other capacity.

6.                                       Administrative Agent or Lender Assigns; Disclosure of Information.  This Guaranty is for the benefit of Administrative Agent and Lenders and the successors and assigns of each of them.  Administrative Agent and any Lender may, at any time, sell, transfer or assign all or a portion of its interest in the Guaranteed Obligations and the Loan Documents, on and subject to the terms and conditions of the Loan Agreement.  In the event of any such sale, transfer or assignment of the Guaranteed Obligations or any part thereof, the rights and benefits under this Guaranty, to the extent applicable to the Guaranteed Obligations so sold, transferred or assigned, may be transferred with such obligations.  Guarantor waives notice of any sale, transfer or assignment of the Guaranteed Obligations and/or this Guaranty or any part thereof, and agrees that failure to give notice of any such sale, transfer or assignment will not affect the liability of Guarantor hereunder.  Administrative Agent and each Lender are hereby authorized to disseminate any infatuation they now have or hereafter obtain pertaining to the Guaranteed Obligations or this Guaranty, including credit or other information on Borrower, Guarantor and/or any party liable, directly or indirectly, for any part of the Guaranteed Obligations, to any actual or prospective assignee or participant with respect to the Guaranteed Obligations, to any of the affiliates of Administrative Agent or such Lender, including Banc of America Securities LLC, to any regulatory body having jurisdiction over Administrative Agent or such Lender, and to any other parties as necessary or appropriate in the reasonable judgment of Administrative Agent or such Lender.

7.                                       Binding Effect.  This Guaranty is binding not only on Guarantor, but also on Guarantor’s heirs, personal representatives, successors and assigns; provided, however, that Guarantor may not assign this Guaranty, or assign or delegate any of its rights or obligations under this Guaranty, without the prior written consent of each Lender in each instance (and any attempted assignment or delegation by Guarantor without such consent shall be null and void).  Upon the death of Guarantor, if Guarantor is a natural person, this Guaranty shall continue against Guarantor’s estate as to all of the Guaranteed Obligations, including that portion incurred or arising after the death of Guarantor and shall be provable in full against Guarantor’s estate, whether or not the Guaranteed Obligations are then due and payable.

8.                                       Governing Law; Forum; Consent to Jurisdiction.  The validity, enforcement, and interpretation of this Guaranty, shall for all purposes be governed by and construed in accordance with the laws of the State of California and applicable United States federal law, and is intended to be performed in accordance with, and only to the extent permitted by, such laws.  All obligations of Guarantor hereunder are payable and performable at the place or places where the Guaranteed Obligations are payable and performable.  Guarantor hereby irrevocably submits generally and unconditionally for Guarantor and in respect of Guarantor’s property to the nonexclusive jurisdiction of any state court, or any United States federal court, sitting in the state specified in the first sentence of this Section and to the jurisdiction of any state or United States federal court sitting in the state in which any of the Land is located, over any suit, action or proceeding arising out of or relating to this Guaranty or the Guaranteed Obligations.  Guarantor hereby irrevocably waives, to the fullest extent permitted by law, any objection that Guarantor may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum.  Final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon Guarantor and may be enforced in any court in which Guarantor is subject to jurisdiction.  Guarantor hereby agrees and consents that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding in any state court, or any United States federal court, sitting in the state specified in the first sentence of this Section may be made by certified or registered mail, return receipt requested, directed to Guarantor at the address set forth at the end of this Guaranty, or at a subsequent address of which Administrative Agent receives actual notice from Guarantor in accordance with the notice provisions hereof, and service so made shall be complete five (5) days after the same shall have been so mailed.  Nothing herein shall affect the right of Administrative Agent to serve process in any manner permitted by law or limit the right of Administrative Agent to bring proceedings against Guarantor in any other court or jurisdiction.  The authority and power to appear for and enter judgment against Guarantor shall not be exhausted by one or more exercises thereof or by any imperfect exercise thereof and shall not be extinguished by any judgment entered pursuant thereto.  Such authority may be exercised on one or more occasions or from time to time in the same or different jurisdiction as often as Administrative Agent shall deem necessary and desirable.

9.                                       Invalidity of Certain Provisions.  If any provision of this Guaranty or the application thereof to any Person or circumstance shall, for any reason and to any extent, be declared to be invalid or unenforceable, neither the remaining provisions of this Guaranty nor the application of such provision to any other Person or circumstance shall be affected thereby, and the remaining provisions of this Guaranty, or the applicability of such provision to other Persons or circumstances, as applicable, shall remain in effect and be enforceable to the maximum extent permitted by applicable law.

10.                                 Attorneys’ Fees and Costs of Collection.  If there is a prevailing party in any lawsuit, reference or arbitration arising out of or relating to this Guaranty or the Guaranteed Obligations, such prevailing party shall be entitled to recover from each other party such sums as the court, referee or arbitrator may adjudge to be reasonable attorneys’ fees in the action, reference or arbitration, in addition to costs and expenses otherwise allowed by law.  In all other situations, Guarantor shall pay on demand all attorneys’ fees and all other costs and expenses incurred by Administrative Agent or Lenders in the enforcement of or preservation of Administrative Agent or Lenders’ rights under this Guaranty including all attorneys’ fees and expenses, investigation costs, and all court costs, whether or not suit is filed hereon, or whether at maturity or by acceleration, or whether before or after maturity, or whether in connection with bankruptcy, insolvency or appeal, or whether in connection with the collection and enforcement of this Guaranty against any other Guarantor, if there be more than one.  Guarantor agrees to pay interest on any expenses or other sums due to Administrative Agent or Lenders under this Section 10 that are not paid when due, at a rate per annum equal to the interest rate provided for in the Note.  Guarantor’s obligations and liabilities under this Section 10 shall survive any payment or discharge in full of the Guaranteed Obligations.

11.                                 Payments.  All sums payable under this Guaranty shall be paid in lawful money of the United States of America that at the time of payment is legal tender for the payment of public and private debts.

12.                                 Controlling Agreement.  It is not the intention of Administrative Agent or Lenders or Guarantor to obligate Guarantor to pay interest in excess of that lawfully permitted to be paid by Guarantor under applicable law.  Should it be determined that any portion of the Guaranteed Obligations or any other amount payable by Guarantor under this Guaranty constitutes interest in excess of the maximum amount of interest that Guarantor, in Guarantor’s capacity as guarantor, may lawfully be required to pay under applicable law, the obligation of Guarantor to pay such interest shall automatically be limited to the payment thereof in the maximum amount so permitted under applicable law.  The provisions of this Section 12 shall override and control all other provisions of this Guaranty and of any other agreement between Guarantor and Administrative Agent or Lenders.

13.                                 Representations, Warranties and Covenants of Guarantor.  Guarantor hereby represents, warrants, and covenants that:  (a) Guarantor has a financial interest in Borrower and will derive a material and substantial benefit, directly or indirectly, from the making of the Loan to Borrower and from the making of this Guaranty by Guarantor; (b) this Guaranty is duly authorized and valid, and is binding upon and enforceable against Guarantor; (e) Guarantor is not, and the execution, delivery and performance by Guarantor of this Guaranty will not cause Guarantor to be, in violation of or in default with respect to any law or in default (or at risk of acceleration of indebtedness) under any agreement or restriction by which Guarantor is bound or affected; (d) Guarantor is duly organized, validly existing, and in good standing under the laws of the state of its organization and under Delaware laws, is lawfully doing business in California, and has full power and authority to enter into and perform this Guaranty; (e) Guarantor will indemnify Administrative Agent and Lenders from any loss, cost or expense as a result of any representation or warranty of Guarantor being false, incorrect, incomplete or misleading in any material respect; (f) there is no litigation pending or, to the knowledge of Guarantor, threatened before or by any tribunal against or affecting Guarantor; (g) all financial statements and information heretofore furnished to Administrative Agent or Lenders by Guarantor do, and all financial statements and information hereafter furnished to Administrative Agent or Lenders by Guarantor will, fully and accurately present the condition (financial or otherwise) of Guarantor as of their dates and the results of Guarantor’s operations for the periods therein specified, and, since the date of the most recent financial statements of Guarantor heretofore furnished to Administrative Agent or Lenders, no material adverse change has occurred in the financial condition of Guarantor, nor, except as heretofore disclosed in writing to Administrative Agent, has Guarantor incurred any material liability, direct or indirect, fixed or contingent; (h) after giving effect to this Guaranty, Guarantor is solvent, is not engaged or about to engage in business or a transaction for which the property of Guarantor is an unreasonably small capital, and does not intend to incur or believe that it will incur debts that will be beyond its ability to pay as such debts mature; (i) neither Administrative Agent nor Lenders have any duty at any time to investigate or inform Guarantor of the financial or business condition or affairs of Borrower or any change therein, and Guarantor will keep fully apprised of Borrower’s financial and business condition; (j) Guarantor acknowledges and agrees that Guarantor may be required to pay and perform the Guaranteed Obligations in full without assistance or support from Borrower or any other Person; and (k) Guarantor has read and fully understands the provisions contained in the Note, the Loan Agreement, the Deed of Trust, and the other Loan Documents.  Guarantor’s representations, warranties and covenants are a material inducement to Administrative Agent and Lenders to enter into the other Loan Documents and shall survive the execution hereof and any bankruptcy, foreclosure, transfer of security or other event affecting Borrower, Guarantor, any other party, or any security for all or any part of the Guaranteed Obligations.

In addition to the foregoing, Guarantor further represents, warrants and covenants that (1) Guarantor has received and examined copies of each Interest Rate Protection Agreement, the observance and performance of which by Borrower is hereby guaranteed; (m) Guarantor will benefit from Swap Bank entering into each Interest Rate Protection Agreement and any transaction thereunder with Borrower, and Guarantor has determined that the execution and delivery by Guarantor of this Guaranty is necessary and convenient to the conduct, promotion and attainment of the business of Guarantor; and (n) neither Administrative Agent nor Swap Bank nor Lenders have any duty to determine whether any Interest Rate Protection Agreement, or any other transaction relating to or arising under any Interest Rate Protection Agreement, will be or has been entered into by Borrower for purposes of hedging interest rate, currency exchange rate, or other risks arising in its businesses or affairs and not for purposes of speculation or is otherwise inappropriate for Borrower.

14.                                 Notices.  All notices, requests, consents, demands and other communications required or which any party desires to give hereunder or under any other Loan Document shall be in writing and, unless otherwise specifically provided in such other Loan Document, shall be deemed sufficiently given or furnished if delivered by personal delivery, by nationally recognized overnight courier service, or by registered or certified United States mail, postage prepaid, addressed to the party to whom directed at the addresses specified in this Guaranty (unless changed by similar notice in writing given by the particular party whose address is to be changed) or by telegram, telex, or facsimile.  Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of courier or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of telegram, telex or facsimile, upon receipt; provided that, service of a notice required by any applicable statute shall be considered complete when the requirements of that statute are met.  Notwithstanding the foregoing, no notice of change of address shall be effective except upon actual receipt.  This Section shall not be construed in any way to affect or impair any waiver of notice or demand provided in this Guaranty or in any Loan Document or to require giving of notice or demand to or upon any Person in any situation or for any reason.

15.                                 Cumulative Rights.  The exercise by Administrative Agent or Lenders of any right or remedy hereunder or under any other Loan Document, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.  Administrative Agent and Lenders shall have all rights, remedies and recourses afforded to Administrative Agent and Lenders by reason of this Guaranty or any other Loan Document or by law or equity or otherwise, and the same (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Guarantor or others obligated for the Guaranteed Obligations, or any part thereof, or against any one or more of them, or against any security or otherwise, at the sole and absolute discretion of Administrative Agent or Lenders, (c) may be exercised as often as occasion therefor shall arise, it being agreed by Guarantor that the exercise of discontinuance of the exercise of or failure to exercise any of such rights, remedies, or recourses shall in no event be construed as a waiver or release thereof or of any other right, remedy, or recourse, and (d) are intended to be, and shall be, nonexclusive.  No waiver of any default on the part of Guarantor or of any breach of any of the provisions of this Guaranty or of any other document shall be considered a waiver of any other or subsequent default or breach, and no delay or omission in exercising or enforcing the rights and powers granted herein or in any other document shall be construed as a waiver of such rights and powers, and no exercise or enforcement of any rights or powers hereunder or under any other document shall be held to exhaust such rights and powers, and every such right and power may be exercised from time to time.  The granting of any consent, approval or waiver by Administrative Agent or Lenders shall be limited to the specific instance and purpose therefor and shall not constitute consent or approval in any other instance or for any other purpose.  No notice to or demand on Guarantor in any case shall of itself entitle Guarantor to any other or further notice or demand in similar or other circumstances.  No provision of this Guaranty or any right, remedy or recourse of Administrative Agent or Lenders with respect hereto, or any default or breach, can be waived, nor can this Guaranty or Guarantor be released or discharged in any way or to any extent, except specifically in each case by a writing intended for that purpose (and which refers specifically to this Guaranty) executed, and delivered to Guarantor, by Administrative Agent.

16.                                 Term of Guaranty.  This Guaranty shall continue in effect until all the Guaranteed Obligations are fully and finally paid, performed and discharged, except that, and notwithstanding any return of this Guaranty to Guarantor, this Guaranty shall continue in effect (a) with respect to any of the Guaranteed Obligations that survive the full and final payment of the indebtedness evidenced by the Note, (b) with respect to all obligations and liabilities of Guarantor under Section 10, and (c) as provided in Section 3(b).

17.                                 Financial Statements.

(a)                                  As used in this Section, “Financial Statements” means (i) for each Reporting Party other than an individual, a balance sheet, income statement, statements of cash flow and amounts and sources of contingent liabilities, a reconciliation of changes in equity and liquidity verification, and unless Administrative Agent otherwise consents, consolidated and consolidating statements if the Reporting Party is a holding company or a parent of a subsidiary entity; and (ii) for each Reporting Party who is an individual, a balance sheet, statements of amounts and sources of contingent liabilities, sources and uses of cash and liquidity verification, and unless Administrative Agent otherwise consents, Financial Statements for each entity owned or jointly owned by the Reporting Party.  Each party for whom Financial Statements are required is a “Reporting Party” and a specified period to which the required Financial Statements relate is a “Reporting Period.”

(b)                                 Guarantor shall provide or cause to be provided to Administrative Agent the following:

(i)                                     Financial Statements of Guarantor as soon as reasonably practicable and in any event within ninety (90) calendar days after the close of each fiscal year.

(ii)                                  From time to time promptly after Administrative Agent’s request, such additional information, reports and statements regarding the business operations and financial condition of each Reporting Party as Administrative Agent may reasonably request.

(c)                                  All Financial Statements shall be in form and detail satisfactory to Administrative Agent and shall contain or be attached to the signed and dated written certification of the Reporting Party in form specified by Administrative Agent to certify that the Financial Statements are furnished to Administrative Agent in connection with the extension of credit by Lenders and constitute a true and correct statement of the Reporting Party’s financial position.  All certifications and signatures on behalf of corporations, partnerships or other entities shall be by a representative of the Reporting Party satisfactory to Administrative Agent.  All Financial Statements for a Reporting Party who is an individual shall be on Administrative Agent’s then-current personal financial statement form or in another form satisfactory to Administrative Agent.  All fiscal year-end Financial Statements shall be audited and certified, as required by Administrative Agent, without any qualification or exception not acceptable to Administrative Agent, by independent certified public accountants acceptable to Administrative Agent, and shall contain all reports and disclosures required by generally accepted accounting principles for a fair presentation.  All fiscal year-end Financial Statements of the following Reporting Parties shall be compiled or reviewed by independent certified public accountants acceptable to Administrative Agent.  All assets shown on the Financial Statements provided by Guarantor, unless clearly designated to the contrary, shall be conclusively deemed to be free and clear of any exemption or any claim of exemption of Guarantor at the date of the Financial Statements and at all times thereafter.  Acceptance of any Financial Statement by Administrative Agent, whether or not in the form prescribed herein, shall be relied upon by Administrative Agent and Lenders in the administration, enforcement, and extension of the Guaranteed Obligations.

18.                                 Subrogation.  Notwithstanding anything to the contrary contained herein, Guarantor shall not have any right of subrogation in or under any of the Loan Documents or to participate in any way therein, or in any right, title or interest in and to any security or right of recourse for the Indebtedness or any right to reimbursement, exoneration, contribution, indemnification or any similar rights, until the Indebtedness has been fully and finally paid.  This waiver is given to induce Lenders to make the Loan to Borrower.

19.                                 Further Assurances.  Guarantor at Guarantor’s expense will promptly execute and deliver to Administrative Agent upon request by Administrative Agent all such other and further documents, agreements, and instruments in compliance with or accomplishment of the agreements of Guarantor under this Guaranty.

20.                                 No Fiduciary Relationship.  The relationship between Administrative Agent or Lenders and Guarantor is solely that of lender and guarantor.  Neither Administrative Agent nor any Lender has any fiduciary or other special relationship with or duty to Guarantor and none is created hereby or may be inferred from any course of dealing or act or omission of Administrative Agent or Lenders.

21.                                 Interpretation; Counterparts; Time of Essence.  If this Guaranty is signed by more than one Person, then all of the obligations of Guarantor arising hereunder shall be jointly and severally binding on each of the undersigned and their respective heirs, personal representatives, successors and assigns, and the term “Guarantor” shall mean all of such Persons and each of them individually.  All promises, agreements, covenants, waivers, consents, representations, warranties and other provisions in this Guaranty are made by and shall be binding upon each and every such Guarantor, jointly and severally, and Administrative Agent and Lenders may pursue any Guarantor hereunder without being required (a) to pursue any other Guarantor hereunder or (b) to pursue rights and remedies under the Deed of Trust and/or applicable law with respect to the Property or any other Loan Documents.  The terms “Administrative Agent” and “Lenders” shall be deemed to include any subsequent holder(s) of the Note.  Whenever the context of any provisions hereof shall require it, words in the singular shall include the plural, words in the plural shall include the singular, and pronouns of any gender shall include the other gender.  Captions and headings in the Loan Documents are for convenience only and shall not affect the construction of the Loan Documents.  All references in this Guaranty to Schedules, Articles, Sections, Subsections, paragraphs and subparagraphs refer to the respective subdivisions of this Guaranty, unless such reference specifically identifies another document.  The terms “herein,” “hereof” “hereto,” “hereunder” and similar terms refer to this Guaranty and not to any particular Section or subsection of this Guaranty.  The terms “include” and “including” shall be interpreted as if followed by the words “without limitation.” All references in this Guaranty to sums denominated in dollars or with the symbol “$” refer to the lawful currency of the United States of America, unless such reference specifically identifies another currency.  For purposes of this Guaranty, “Person” or “Persons” shall include firms, associations, partnerships (including limited partnerships), joint ventures, trusts, corporations, limited liability companies, and other legal entities, including governmental bodies, agencies, or instrumentalities, as well as natural persons.  This Guaranty may be executed in multiple counterparts, each of which, for all purposes, shall be deemed an original, and all of which when taken together shall constitute but one and the same agreement.  Time shall be of the essence in this Guaranty with respect to all of Guarantor’s obligations hereunder.

22.                                 Credit Verification.  Each legal entity and individual obligated on this Guaranty, whether as a Guarantor, general partner of a Guarantor or in any other capacity, hereby authorizes Administrative Agent and Lenders to check any credit references, verify his/her employment and obtain credit reports from credit reporting agencies of Administrative Agent’s or Lenders’ choice in connection with any monitoring, collection or future transaction concerning the Guaranteed Obligations, including any modification, extension or renewal of the Guaranteed Obligations.  Also in connection with any such monitoring, collection or future transaction, Administrative Agent and Lenders are hereby authorized to check credit references, verify employment and obtain a third party credit report for the spouse of any married person obligated on this Guaranty, if such person lives in a community property state.

23.                                 Security.  To secure payment and performance of Guarantor’s obligations hereunder, Guarantor assigns and grants to Administrative Agent for the benefit of Lenders a security interest in all moneys, securities and other property of Guarantor in the possession of Administrative Agent, whether held in a general or special account or deposit or for safekeeping or otherwise, and all proceeds thereof.  Upon the occurrence of any Event of Default, Administrative Agent may apply any deposit account to reduce the amount outstanding on the Loan, and may foreclose any collateral as provided in the Uniform Commercial Code and in any security agreements between Administrative Agent and Lenders and Guarantor.

24.                                 Entire Agreement.  This Guaranty embodies the entire agreement between Administrative Agent and Lenders and Guarantor with respect to the guaranty by Guarantor of the Guaranteed Obligations.  This Guaranty supersedes all prior agreements and understandings, if any, with respect to the guaranty by Guarantor of the Guaranteed Obligations.  No condition or conditions precedent to the effectiveness of this Guaranty exist This Guaranty shall be effective upon execution by Guarantor and delivery to Administrative Agent.  This Guaranty may not be modified, amended or superseded except in a writing signed by Administrative Agent and Guarantor referencing this Guaranty by its date and specifically identifying the portions hereof that are to be modified, amended or superseded.

25.                                 Dispute Resolution.

(a)                                  Arbitration.  Except to the extent expressly provided below, any controversy, claim or dispute between or among the parties hereto, including any such controversy, claim or dispute arising out of or relating to (i) this Guaranty, (ii) any other Loan Document, (iii) the Environmental Agreement, (iv) any related agreements or instruments, or (v) the transaction contemplated herein or therein (including any claim based on or arising from an alleged personal injury or business tort) (collectively, a “Dispute”), shall, upon the mutual agreement of the parties, acting in their sole and absolute discretion, be determined by binding arbitration in accordance with the Federal Arbitration Act, Title 9, United States Code (or if not applicable, the applicable state law), the then-current rules for arbitration of financial services disputes of the American Arbitration Association, or any successor thereof (“AAA”), and the “Special Rules” set forth below.  In the event of any inconsistency, the Special Rules shall control.  The filing of a court action is not intended to constitute a waiver of the right of Guarantor, Administrative Agent or any Lender, including the suing party, thereafter to request submittal of the Dispute to arbitration.  For the purposes of this Dispute Resolution Section only, the terms “party” and “parties” shall include any parent corporation, subsidiary or affiliate of Administrative Agent involved in the servicing, management or administration of any obligation described in or evidenced by this Guaranty, together with the officers, employees, successors and assigns of each of the foregoing.

(b)                                 Special Rules.

(i)                                     The arbitration shall be conducted in any U.S. state where real or tangible personal property collateral is located, or if there is no such collateral, in the City and County where Administrative Agent is located pursuant to its address for notice purposes in this Guaranty.

(ii)                                  The arbitration shall be administered by AAA, who will appoint an arbitrator.  If AAA is unwilling or unable to administer or legally precluded from administering the arbitration, or if AAA is unwilling or unable to enforce or legally precluded from enforcing any and all provisions of this Dispute Resolution Section, then any party to this Guaranty may substitute, without the necessity of the agreement or consent of the other party or parties, another arbitration organization that has similar procedures to AAA but that will observe and enforce any and all provisions of this Dispute Resolution Section All Disputes shall be determined by one arbitrator; however, if the amount in controversy in a Dispute exceeds Five Million Dollars ($5,000,000), upon the request of any party, the Dispute shall be decided by three arbitrators (for purposes of this Guaranty, referred to collectively as the “arbitrator”).

(iii)                               All arbitration hearings will be commenced within ninety (90) days of the demand for arbitration and completed within ninety (90) days from the date of commencement; provided, however, that upon a showing of good cause, the arbitrator shall be permitted to extend the commencement of such hearing for up to an additional sixty (60) days.

(iv)                              The judgment and the award, if any, of the arbitrator shall be issued within thirty (30) days of the close of the hearing.  The arbitrator shall provide a concise written statement setting forth the reasons for the judgment and for the award, if any.  The arbitration award, if any, may be submitted to any court having jurisdiction to be confirmed and enforced, and such confirmation and enforcement shall not be subject to arbitration.

(v)                                 The arbitrator will give effect to statutes of limitations and any waivers thereof in determining the disposition of any Dispute and may dismiss one or more claims in the arbitration on the basis that such claim or claims is or are barred.  For purposes of the application of the statute of limitations, the service on AAA under applicable AAA rules of a notice of Dispute is the equivalent of the filing of a lawsuit.

(vi)                              Any dispute concerning this Dispute Resolution Section, including any such dispute as to the validity or enforceability hereof or whether a Dispute is arbitrable, shall be determined by the arbitrator; provided, however, that the arbitrator shall not be permitted to vary the express provisions of these “Special Rules” or the “Reservations of Rights” in subsection (d) below.

(vii)                           The arbitrator shall have the power to award legal fees and costs pursuant to the terms of this Guaranty.

(viii)                        The arbitration will take place on an individual basis without reference to, resort to, or consideration of any form of class or class action.

(c)                                  Judicial Reference.  If the Dispute arises from or relates to an obligation to Administrative Agent and/or Lenders secured by real property located in the State of California, unless both Guarantor and Administrative Agent consent to submission of the Dispute to arbitration to be conducted as provided in subsections (a) and (b), the Dispute shall be resolved by judicial reference pursuant to CCP Sections 638 et seq.  This provision constitutes a reference agreement between or among the parties as provided in Section 638 of the CCP.  The referee(s) shall be chosen by the parties under the auspices of AAA in the same manner as arbitrators are selected in proceedings administered under the AAA rules and procedures for the arbitration of financial services disputes.  The referee (or the presiding referee of the panel) must be an active attorney or a retired judge.  The award that results tom the decision of the referee(s) shall be entered as a judgment in the court that appointed the referee, in accordance with the provisions of Sections 644 and 645 of the CCP.

(d)                                 Reservations of Rights.  Nothing in this Guaranty shall be deemed to (i) limit the applicability of any otherwise applicable statutes of limitations and any waivers contained in this Guaranty, or (ii) apply to or limit the right of Administrative Agent or any Lender (A) to exercise self help remedies such as (but not limited to) setoff, or (B) to foreclose judicially or nonjudicially against any real or personal property collateral, or to exercise judicial or nonjudicial power of sale rights, (C) to obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief, writ of possession, prejudgment attachment, or the appointment of a receiver, or (D) to pursue rights against a party to this Guaranty in a third-party proceeding in any action brought against Administrative Agent or any Lender in a state, federal or international court, tribunal or hearing body (including actions in specialty courts, such as bankruptcy and patent courts).  Subject to the terms of the Loan Documents, Administrative

Agent and any Lender may exercise the rights set forth in clauses (A) through (D), inclusive, before, during or after the pendency of any arbitration or judicial reference proceeding brought pursuant to this Guaranty.  Neither the exercise of self help remedies nor the institution or maintenance of an action fir foreclosure or provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in any such action, to arbitrate, or submit to judicial reference, the merits of the Dispute occasioning resort to such remedies.  No provision in the Loan Documents regarding submission to jurisdiction and/or venue in any court is intended or shall be construed to be in derogation of the provisions in any Loan Document for submission of any Dispute to arbitration or reference.

(e)                                  Conflicting Provisions for Dispute Resolution.  If there is any conflict between the terms, conditions and provisions of this Section and those of any other provision or agreement for arbitration, judicial reference or dispute resolution, the terms, conditions and provisions of this Section shall prevail as to any Dispute arising out of or relating to (i) this Guaranty, (ii) any other Loan Document, (iii) the Environmental Agreement, (iv) any related agreements or instruments, or (v) the transaction contemplated herein or therein (including any claim based on or arising from an alleged personal injury or business tort).  In any other situation, if the resolution of a given Dispute is specifically governed by another provision or agreement for arbitration, judicial reference or other dispute resolution, the other provision or agreement shall prevail with respect to said Dispute.

(f)                                    Jury Trial Waiver in Judicial Reference or Arbitration.  By agreeing to this Section, the parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect of any Dispute.

26.                                 WAIVER OF JURY TRIAL.  WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO SUBMIT TO JUDICIAL REFERENCE OR ARBITRATION ANY “DISPUTE” (FOR PURPOSES OF THIS SECTION, AS DEFINED ABOVE) AS SET FORTH IN THIS GUARANTY, GUARANTOR, ADMINISTRATIVE AGENT AND LENDERS WAIVE TRIAL BY JURY IN RESPECT OF ANY ANT) ALL “DISPUTES” AND ANY ACTION ON ANY “DISPUTE.” THIS WAIVER SHALL APPLY TO THE EXTENT ANY “DISPUTE” IS NOT SUBMITTED TO JUDICIAL REFERENCE OR ARBITRATION, OR IS DEEMED BY THE ARBITRATOR, REFEREE OR ANY COURT WITH JURISDICTION TO BE NOT REQUIRED TO BE DETERMINED BY JUDICIAL REFERENCE OR ARBITRATION, OR NOT SUSCEPTIBLE OF BEING SO DETERMINED.  THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY GUARANTOR, ADMINISTRATIVE AGENT AND LENDERS, AND GUARANTOR, ADMINISTRATIVE AGENT AND LENDERS HEREBY REPRESENT THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY PERSON OR ENTITY TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THE LOAN DOCUMENTS.  GUARANTOR, ADMINISTRATIVE AGENT AND LENDERS ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF JURY TRIAL.  GUARANTOR FURTHER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS GUARANTY AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL

COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, Guarantor duly executed this Guaranty as of the date first written above.

Address of Guarantor:	GUARANTOR:

9601 Wilshire Boulevard, Suite 220	Kennedy-Wilson, Inc.,
Beverly Hills, CA 90210	a Delaware limited liability company
Facsimile: 310-887-6230
Attn: Robert E. Hart	By:	/s/ Freeman Lyle
	Name:	FREEMAN LYLE
	Title:	EVP - CFO

Address of Administrative Agent:

Bank of America, N.A.
333 South Hope Street, 11th Floor
Los Angeles, CA 90071
Facsimile: 213-621-4831
Attn: Marchell Hilliard